UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2016

ELEVEN BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-9911
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On February 10, 2016, Eleven Biotherapeutics, Inc. (the “Company”) provided notice to The Schepens Eye Research Institute, Inc. (“Schepens”) of the Company’s termination of the License Agreement dated July 13, 2010, as amended, between the Company and Schepens (the “License Agreement”), to be effective 60 days following receipt of such notice by Schepens.

The License Agreement provides for the Company’s exclusive worldwide license under specified patents and technology owned or controlled by Schepens to research, develop, make, have made, use, sell, offer for sale and import products for the treatment of inflammation of the eye and adjoining tissues, or anti-IL-1 products, including the Company’s isunakinra (EBI-005) product candidate. In connection with the License Agreement, the Company paid Schepens an upfront licensing fee and was obligated to make certain milestone payments upon the achievement of specified clinical, regulatory and commercial milestones, in addition to potential tiered royalties upon any sales by the Company or upon any sublicense of the Company’s rights under the License Agreement.

The Company exercised its right to terminate the License Agreement in light of the previously disclosed results from its Phase 3 clinical trials of isunakinra in allergic conjunctivitis and dry eye disease.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: February 17, 2016	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D. President & Chief Executive Officer